INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
Mutual Fund Portfolio:

We consent to the use of our report included herein dated February 12, 1998 on the financial statements of the Mutual Fund Portfolio, Growth Stock Portfolio, Utilities Stock Portfolio, Bond Portfolio, and Money Market Portfolio as of December 31, 1997 and for the periods indicated therein and to the reference to our firm under the heading "Independent Auditors" in Part B of the Registration Statement.

                                                KPMG Peat Marwick LLP

Columbus, Ohio
April 29, 1998